Exhibit 32.01

I, John W. Thompson, certify to the best of my knowledge based upon a review of the Form 10-Q, that (i) the Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and (ii) the information contained in the Form 10-Q fairly presents in all material respects the financial condition and results of operations of Symantec Corporation for the quarterly periods covered by the Form 10-Q.

Date:	February 4, 2005	By:	/s/ John W. Thompson

John W. Thompson
Chairman and Chief Executive Officer

This certification accompanies the Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by Symantec Corporation for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certificate will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Symantec Corporation specifically incorporates it by reference.